LOAN AGREEMENT
                                 --------------

     THIS LOAN AGREEMENT is made and entered into this 30th day of June, 2000, by and between FUELCELL ENERGY, INC., a Delaware corporation having its chief executive office at 3 Great Pasture Road, Danbury, Connecticut 06812-1305 (the "Borrower"), and the CONNECTICUT DEVELOPMENT AUTHORITY, a body politic and corporate constituting a public instrumentality and political subdivision of the State of Connecticut, having an office at 999 West Street, Rocky Hill, Connecticut 06067 (the "Authority").

                                   WITNESSETH:

     WHEREAS, the Borrower has requested that the Authority lend it the sum of up to FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) from the Connecticut Works Fund established under Section 32-23ii of the Connecticut General Statutes (the "Loan"); and

     WHEREAS, the Authority has agreed to make the Loan upon the terms and conditions hereinafter set forth in order to stimulate and encourage the growth and development of the economy of the State of Connecticut.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Borrower and the Authority agree as follows:

                                    SECTION 1

                                    THE LOAN

     1.1. The Authority shall make the Loan in accordance with the terms and conditions set forth in this Loan Agreement, which Loan shall be evidenced by a promissory note from the Borrower to the Authority in the original principal amount of $4,000,000.00, dated as of the date hereof (the "Note"). The Loan shall be secured by the machinery and equipment acquired by the Borrower with the proceeds of the Loan and certain other generally marketable, non-specialized machinery and equipment owned by the Borrower and acceptable to the Authority, such that, at the time of each advance under the Loan, the aggregate sixty (60) day liquidation value of all of such machinery and equipment collateral is equal to at least 150% of the outstanding balance of the Loan, all as more fully described in a security agreement of even date herewith, executed by the Borrower in favor of the Authority (the "Security Agreement"). To the extent required by Connecticut Public Act 94-231, the Borrower and the Authority, on or prior to the date hereof, are executing and delivering a joint statement as to the number of jobs to be created and retained by Borrower in the State of Connecticut, the Authority's public policy objectives in extending financial assistance to the Borrower, and such other information as is required by Public Act 94-231 (the "Joint Statement"). This Loan Agreement, the Note, the Security Agreement, the Joint Statement and the other documents set forth in EXHIBIT A are together sometimes referred to herein as the "Loan Documents".

     1.2. Contemporaneously with the execution and delivery of this Loan Agreement, the Borrower will execute and deliver to the Authority the Loan Documents to which it is a party and such other documents to which it is a party as are requested by the Authority. The Borrower will ensure that all other documents set forth in EXHIBIT A will be executed and delivered to the Authority contemporaneously with the execution and delivery of this Loan Agreement. All of the Loan Documents shall be in form and content reasonably acceptable to the Authority.

     1.3. The closing (the "Closing") of the Loan is being conducted by the Authority's special counsel, Carmody & Torrance LLP of Waterbury and New Haven, Connecticut. The Closing is being held on the date of execution of this Loan Agreement (the "Closing Date"), at the offices of Carmody & Torrance LLP in Waterbury, Connecticut. The proceeds of the Loan shall be advanced by the Authority to the Borrower in one or more future advances, each in an amount of not less than $1,000,000.00, over the twelve-month period following the Closing Date at such time(s) that the Borrower complies, to the full satisfaction of the Authority, with the conditions to funding set forth in Section 1.4 below with respect to each such advance; it being understood that the Authority shall have no obligation to fund any advances to the Borrower on account of the Loan unless all of the conditions precedent to such advance have been met by the Borrower to the full satisfaction of the Authority. Each future advance by the Authority to the Borrower on account of the Loan shall be evidenced by the Note. The aggregate principal amount of all advances by the Authority to the Borrower on account of the Loan shall not exceed the sum of $4,000,000.00. The Authority shall have no obligation to make any future advances to the Borrower on account of the Loan after June 30, 2001.

     1.4. To the extent that (i) no Event of Default (as defined below) has occurred and is continuing as of such date, (ii) no state of facts exist as of such date which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, and (iii) there has been no material adverse change in the financial, business or operating condition of the Borrower as of such date, the Authority shall make one or more future advances to the Borrower on account of the Loan, each advance to be in an amount of at least $1,000,000.00, at such time that the Borrower has satisfied each of the following conditions precedent (to the full satisfaction of the Authority):

           (a) The Borrower has purchased machinery and equipment to be used by it in its manufacturing operations at Technology Park, Technology Park Road, Torrington, Connecticut 06790 (the "Torrington Facility") (the "Equipment"), and the Equipment has been installed in and is in working order in the Torrington Facility or has been installed in another location in the State of Connecticut which is owned by or leased by the Borrower;



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           (b)  The Borrower has obtained a landlord waiver and consent agreement, in form and substance reasonably acceptable to the Authority and its legal counsel, from the landlord of the Torrington Facility or from the landlord of the leased facility where such machinery and equipment shall be temporarily located;

           (c) The amount of the advance on account of the Loan requested by the Borrower does not exceed eighty percent (80%) of the acquisition cost of such Equipment (excluding applicable sales tax, delivery and installation charges for such Equipment);

           (d) At the time of such requested advance, the sixty (60) day liquidation value of all machinery and equipment collateral presently securing the Loan (including the Equipment) (the "Collateral"), based upon a then-current equipment appraisal prepared by a reputable equipment appraiser acceptable to the Authority, is equal to at least one hundred fifty percent (150%) of the outstanding balance of the Loan (including the amount of the requested advance) as of such date;

           (e) The Borrower has prepared and delivered to the Authority an updated Schedule A (and Schedule A-1, as appropriate) to the Security Agreement and Schedule A (and Schedule A-1, as appropriate) to the UCC-1 financing statements describing the Equipment acquired by the Borrower with the proceeds of such advance and the other Collateral securing the Loan, and has executed and delivered to the Authority any and all UCC-3 amendment statements reasonably required by the Authority and its legal counsel;

           (f) The Borrower has reimbursed the Authority for all additional post-Closing reasonable attorneys' fees, filing/recording fees and other expenses incurred by the Authority in connection with funding the requested advance on account of the Loan; and

           (g) All of the representations and warranties of the Borrower set forth in Section 2 hereof are true and correct in all material respects as of the date of such requested advance.

In addition to the foregoing conditions, and prior to the initial advance under the Loan, the Borrower shall have obtained and delivered to the Authority all of the items designated as "post-closing" on EXHIBIT A to this Loan Agreement; it being understood that the Authority shall have no obligation to fund any portion of the Loan until all of the items described on EXHIBIT A hereto have been delivered to the Authority and its legal counsel.

     1.5. If at the Closing the Borrower fails to deliver the Note to the Authority, or if any of the conditions precedent to the closing of the Loan specified herein have not been fulfilled by the Borrower, then the Authority may thereupon elect to be relieved of all further obligations under this Agreement, but the Borrower shall remain liable for the costs and expenses set forth in
Section 6.5 hereof.



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                                    SECTION 2

                         WARRANTIES AND REPRESENTATIONS
                                 OF THE BORROWER

     The Borrower represents and warrants to the Authority as follows:

     2.1. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing in the State of Connecticut and in each other jurisdiction in which it owns assets or conducts its business. The Borrower has all requisite power and authority to conduct its business as presently conducted and to own its property.

     2.2. The Borrower has the power and authority to enter into and perform this Loan Agreement and the other Loan Documents, and to incur the obligations herein or therein provided for. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not violate any law or the Certificate of Incorporation or the Bylaws of Borrower or any agreement, instrument or evidence of indebtedness to which it is a party or by which it is bound or by which any of its properties may be affected. The Loan Documents, when executed and delivered, will be legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by the (i) effect of applicable bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and (ii) application of equitable principles in any proceeding (regardless of whether such enforceability is considered in a proceeding in equity or at law) and in the application of which a court, among other things, might require any party hereto to act with reasonableness and in good faith. The Borrower will deliver at Closing an opinion from its legal counsel with respect to the foregoing and with respect to such other matters as the Authority may reasonably require, in form and substance satisfactory to the Authority.

     2.3. No consent, license or approval from any governmental authority is or will be necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents to which it is a party.

     2.4. There has been no material adverse change in the financial condition of the Borrower since the date of its application to the Authority for the Loan. All financial statements, including, without limitation, balance sheets, income statements and cash flow statements, delivered to the Authority in connection with Borrower's application for the Loan are correct and complete and fairly present the financial position and results of operations of the Borrower at the



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times of and for the periods reflected by such financial statements. The financial statements and all other written statements furnished by the Borrower to the Authority in connection with the Loan do not contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Borrower has not disclosed to the Authority in writing which materially and adversely affects nor, as far as the Borrower can reasonably foresee, is reasonably likely to prove to affect materially and adversely the business operations or financial condition of the Borrower.

     2.5. There are no actions, suits or proceedings pending or threatened against it before any court or other federal, state, municipal or other governmental authority or before any arbitrator(s) that if adversely determined against the Borrower would have a material adverse effect on the business, operations or financial condition of the Borrower (a "Material Adverse Effect"). The Borrower is not in default with respect to any order of any court, arbitrator or governmental body.

     2.6. The Borrower is not in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any agreement or instrument to which the Borrower is a party or to which its property is subject, which default, together with all such defaults, singly or in the aggregate, will have a Material Adverse Effect on the Borrower.

     2.7. The Borrower has filed all Federal, state and municipal income and other tax returns which are required to be filed, and has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns, except such taxes, if any, which are being contested in good faith and as to which adequate reserves have been provided.

     2.8. The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any governmental entity, instrumentality or agency having jurisdiction over the conduct of its business or the ownership of its property, the noncompliance with which will have a Material Adverse Effect.

     2.9. No Event of Default (as defined herein) has occurred or is continuing, and the Borrower does not have any knowledge of any currently existing facts or circumstances which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

     2.10. The Borrower has all franchises, permits, licenses and other similar authorizations necessary for the conduct of its business as now being conducted by it, and the Borrower is not in violation, nor will the transactions contemplated by this Loan Agreement or the other Loan Documents to which it is a party cause a violation, of the terms or provisions of any such franchise, permit, license or other similar authorization.

     2.11. The Borrower's chief executive office and principal place of business is at the location described in the recitals to this Loan Agreement.



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     2.12.  All statements contained in any of the Loan Documents shall constitute representations and warranties made under this Loan Agreement. All representations and warranties made under this Loan Agreement shall survive the execution and delivery hereof.

     2.13. The Borrower has good and marketable title to its properties and assets. The Collateral is free and clear of any mortgage, security interest, pledge, lien, lease, encumbrance or charge.


                                    SECTION 3

                            COVENANTS OF THE BORROWER

     The Borrower covenants that on and after the Closing and for so long as any part of the Loan remains outstanding:

     3.1. The Borrower will preserve and maintain its existence as a corporation duly organized and validly existing under the laws of the State of Delaware and will remain qualified to do business and in good standing in the State of Connecticut and in each other state or other jurisdiction in which it conducts its business.

     3.2. The Borrower will notify the Authority promptly of any material adverse change in the financial condition or business operations of the Borrower.

     3.3. The Borrower will pay the Note and all other amounts owing under the Loan Documents according to their terms and comply with each provision of this Loan Agreement and each provision of the other Loan Documents binding upon it.

     3.4. The Borrower will promptly pay and discharge when due and payable all taxes, assessments and governmental charges levied or imposed upon it, its property, or any part thereof, or upon its income or profits, or any part thereof, as well as all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien or charge upon its property, provided that such items need not be paid while being contested by the Borrower in good faith and by appropriate legal proceedings so long as adequate reserves have been established with respect thereto and the Borrower's title to, and its right to use, its property is not materially and adversely affected thereby.

     3.5. The Borrower will not create, incur, assume or suffer to exist any indebtedness for borrowed money except for indebtedness described on SCHEDULE
3.5 hereto (the "Permitted Indebtedness"). The Borrower will not, without the prior written consent of the Authority, either directly or indirectly, incur, create, assume or permit to exist any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on any of the Collateral now owned or hereafter acquired.

     3.6. The Borrower will not, either directly or indirectly, guarantee, endorse, become surety for, or otherwise be or become responsible for the obligations of any other person or entity, whether by agreement to purchase the



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indebtedness of any other person, or agreement for the furnishing of funds to any other person or entity, directly or indirectly, through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) or for the purpose of paying or discharging the indebtedness of any other person or entity or otherwise, except for (i) the endorsement by the Borrower of negotiable instruments for collection in the ordinary course of business, and (ii) travel, relocation and other minor business expenses incurred in the ordinary course of business for the benefit of employees of the Borrower; PROVIDED, HOWEVER, that the Borrower shall be permitted to guarantee the indebtedness of third parties up to the maximum amount set forth on SCHEDULE 3.5 attached hereto, it being understood that the amount of such guarantee shall be deemed to constitute direct indebtedness for borrowed money of the Borrower for purposes of SCHEDULE 3.5 hereof.

     3.7.  The Borrower shall pay all of its material debts as they become due.

     3.8. The Borrower will comply in all material respects with all laws and regulations applicable to it, its properties and/or its business.

     3.9. The Borrower covenants and agrees that it will use the proceeds of the Loan for purposes consistent with the description provided in the Borrower's application to the Authority for financial assistance.

     3.10. The Borrower will maintain fire, extended coverage, and other hazard insurance policies (including flood insurance if required by the Authority) and maintain liability insurance in form and amount satisfactory to the Authority. Liability insurance shall be in an amount not less than $1,000,000.00 for injury to or death of any one person and $1,000,000.00 for each occurrence in respect of personal injury or death and $250,000.00 for each occurrence of property damage. Without limiting or qualifying any other provision in this Loan Agreement or in the other Loan Documents, all insurance shall be maintained in amounts and manner consistent with the practice and policy of companies engaged in the same or similar businesses in the same or similar locations. Each policy of insurance shall include a clause that it cannot lapse or be canceled or modified except upon at least thirty (30) days' prior written notice to the Authority. Each policy of insurance shall be issued by a company licensed to provide such insurance in the State of Connecticut and acceptable to the Authority and shall be satisfactory in form to the Authority. A copy of each policy of insurance shall be delivered to the Authority at the time of execution of this Loan Agreement. The Authority shall be named as loss payee and as an additional insured on such liability insurance policy.

     3.11. The Borrower will indemnify and hold harmless the Authority and its successors, assigns, officers, directors, employees and agents from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys' fees and costs, arising out of or in connection with the presence of hazardous waste on or in any of the Collateral, or any lien or claim under
Section 22a-452a of the Connecticut General Statutes, as amended, or other federal, state or municipal statute, regulation, rule, law or proceeding relating to environmental matters, which indemnity shall survive realization on


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any of the Collateral, payment in full of the Loan, and termination, exercise and/or release of the Loan Documents, whichever occurs last, at which time such indemnity shall terminate. This Section 3.11 shall not limit any Environmental Indemnity Agreement or similar document, however denominated, that the Borrower may now or hereafter make and/or deliver to the Authority.

     3.12. Upon the request of the Authority, the Borrower will execute and deliver or cause to be executed and delivered such further documents and instruments and do such further acts and things as the Authority may reasonably request in order to effectuate more fully the purposes of this Loan Agreement and the express rights of the Authority hereunder to vest more completely in and assure to the Authority its rights under this Loan Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower shall join with the Authority in executing such financial statements, agreements, notices or other documents or instruments as the Authority shall deem necessary or desirable to create, preserve, protect, maintain or enforce its rights and interests in and its liens on the Collateral. The Borrower shall pay the cost of filing and recording, or refiling and re-recording, such documents and instruments in all public offices in which such filing or recording, or refiling or re-recording, is deemed by the Authority to be necessary or desirable.

     3.13. The Borrower will notify the Authority promptly of the occurrence of any default hereunder or under any of the other Loan Documents and of the actions it intends to take in order to cure such default, and will notify the Authority within thirty (30) days of becoming aware of any default under any other material document, instrument, or agreement to which the Borrower or its properties are subject which would have a Material Adverse Effect on the Borrower.

     3.14. The Borrower will not discontinue its business, be dissolved or otherwise suffer or permit any termination of its corporate existence. In particular, the Borrower shall not "relocate" its business operations outside the State of Connecticut as more fully described in Section 3.19 hereof.

     3.15. Without the Authority's prior written consent, the Borrower shall not permit the transfer of shares of its capital stock, nor issue any additional shares of capital stock, nor redeem or otherwise retire any shares of its capital stock if such event would result in a "change in control" in the stock ownership of the Borrower. For purposes hereof, a "change in control" of the stock ownership of the Borrower shall occur if any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Borrower, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty-one percent (51%) or more of the capital stock of the Borrower.

     3.16. The Borrower shall deliver to the Authority (a) within ninety (90) days after the end of each fiscal year, a true and correct copy of its Form 10-K submitted by the Borrower to the Securities and Exchange Commission ("SEC")



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(together with all schedules and notes attached thereto); and (b) within forty-five (45) days after the close of each of its first three fiscal quarters, a true and correct copy of its Form 10-Q submitted by the Borrower to the SEC (together with all schedules and notes attached thereto). The Borrower will promptly file when due and deliver to the Authority, within thirty (30) days after filing same, copies of the Borrower's State of Connecticut Employee Quarterly Earnings Reports (Form UC-5A).

     3.17. The Borrower is and will remain in compliance with the Affirmative Action Policy heretofore approved by the Authority.

     3.18. The Authority shall from time to time, in its discretion, during regular business hours and upon reasonable prior notice to the Borrower, have the right of making an inspection of the Collateral, and the Borrower shall assist the Authority in said inspection and shall make available such books and other records relating to the Collateral and the Borrower's obligations to the Authority hereunder as the Authority may reasonably request.

     3.19. The Borrower hereby acknowledges and agrees that the Loan is extended subject to the terms of Section 32-5a of the Connecticut General Statutes, as amended by Public Act 93-218 and Public Act 93-360, and further hereby covenants and agrees that (a) if the Borrower relocates its manufacturing operations at the Torrington Facility outside of the State of Connecticut, at any time during the ten year period following the date hereof (the "Benefit Period"), the Borrower shall immediately pay to the Authority (i) all outstanding principal of the Note, accrued interest thereon and all other amounts payable to the Authority under this Loan Agreement, the Note and the other Loan Documents, if any, PLUS (ii) a penalty equal to seven and one-half percent (7.5%) of the aggregate principal amount of the Loan (whether or not any amount then remains outstanding under this Loan Agreement, the Note or the other Loan Documents), and (b) if the Borrower relocates it manufacturing operations at the Torrington Facility within the State of Connecticut during the Benefit Period, the Borrower shall offer employment at the new location to its employees from the prior location, if such employment is available. As used herein, the term "relocate" shall have the meaning given such term by Connecticut General Statutes Section 32-5a, and regulations related thereto, as the same may be amended from time to time. If the Borrower decides to relocate its business operations outside of the State of Connecticut at any time during the Benefit Period, the Borrower agrees to provide the Authority with immediate written notice of its intent to relocate its business operations, together with such other information concerning such relocation as the Authority may request. The provisions of this Section 3.19 shall survive the payment in full of the principal of the Note, interest thereon and all other amounts payable under this Loan Agreement, the Note and the other Loan Documents and termination of this Loan Agreement.

     3.20. To induce the Authority to make the Loan to the Borrower, the Borrower has represented in writing to the Authority that it intends to employ at least one hundred fifty (150) permanent full-time employees at the Torrington



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Facility (the "Employment Threshold") by December 31, 2002 (the "Employment
Threshold Determination Date"). To the extent that the Borrower fails to attain the Employment Threshold by the Employment Threshold Determination Date, then the Borrower shall pay to the Authority a penalty with respect to the Loan equal to $3,000.00 MULTIPLIED BY that number of permanent full-time employees employed by the Borrower at the Torrington Facility as of the Employment Threshold Determination Date which is less than the Employment Threshold. In no event shall the penalty payable by the Borrower to the Authority under this Section
3.20 exceed the sum of $50,000.00.

     3.21. The Borrower shall immediately pay to and reimburse the Authority for any and all reasonable attorneys' fees incurred by the Authority in connection with the administration of the Loan and the enforcement of the Authority's rights and remedies hereunder and under the other Loan Documents.

     3.22. On or before January 1, 2001, the Borrower shall have (i) executed a written lease agreement for the Torrington Facility with an initial term of at least ten (10) years (and with a five year renewal option), and shall have delivered to the Authority and its legal counsel a true and correct copy of same, (ii) obtained a certificate of occupancy for the Torrington Facility from the Town of Torrington, and shall have delivered to the Authority and its legal counsel a true and correct copy of same, (iii) moved and installed all of the Equipment and other Collateral to the Torrington Facility, and (iv) obtained and delivered to the Authority a landlord waiver and consent from the landlord of the Torrington Facility, in form and substance acceptable to the Authority and its legal counsel.


                                    SECTION 4

                              DEFAULT AND REMEDIES

     4.1.  Each of the following is an Event of Default under this Loan
Agreement:

           (a) the failure of the Borrower to make payment of any installment of principal and/or interest due under the Note within ten (10) days after the same is due;

           (b) the failure of the Borrower to pay any other amount due the Authority within ten (10) days after the same is due;

           (c) the inaccuracy in any material respect of any representation made by or on behalf of the Borrower in the loan application, this Loan Agreement or any of the other Loan Documents;

           (d)  the material breach by the Borrower of any its warranties in
Section 2 of this Loan Agreement or in any of the other Loan Documents, which is not cured by the Borrower within thirty (30) days after the Borrower becomes aware of such material breach;



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           (e)  the failure of the Borrower to observe or perform any other covenant or obligation of the Borrower in this Loan Agreement, including, but not limited to, Section 3 hereof, or in any of the other Loan Documents, and, with respect to the covenants set forth in Sections 3.1, 3.2, 3.4, 3.8, 3.11, 3.12, 3.16 and 3.17, such breach or default is not cured by the Borrower within thirty (30) days after the Borrower becomes aware of such breach or default;

           (f) the failure of the Borrower generally to pay its debts as such debts become due;

           (g) the entry of a decree or order for relief by a court having jurisdiction in respect of the Borrower in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of the Borrower's properties, or the issuance of an order for the winding-up or liquidation of the affairs of the Borrower and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or upon the commencement by the Borrower of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower or the making by the Borrower of any assignment for the benefit of creditors, or the taking of corporate action by the Borrower in furtherance of any of the foregoing;

           (h) a final, unappealed judgment shall be entered against the Borrower by any court for the payment of money which is not satisfied within thirty (30) days after judgment and which, together with all such other outstanding judgments against the Borrower exceeds $50,000.00 in the aggregate, or a tax lien shall be filed, or a warrant of attachment or execution or similar process shall be issued or levied, against property of the Borrower, which together with other such property subject to other such tax liens or process, exceeds a value of $50,000.00 in the aggregate;

           (i) at any time after the Closing, this Loan Agreement or any of the other Loan Documents shall fail to be the legal, valid, binding, and enforceable obligation of the Borrower;

           (j) the Borrower relocates (as defined in Section 3.19 of this Agreement) its business operations at the Torrington Facility during the Benefit Period (as defined in Section 3.19 of this Agreement) (A) outside of the State of Connecticut; or (B) within the State of Connecticut and does not offer employment at the new location to its employees from the prior location if such employment is available;



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


           (k) if the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any corporation or entity without the prior written consent of the Authority; or

           (l) a default or an event of default shall occur under any of the other Loan Documents, and shall not be cured by the Borrower within any applicable cure or grace period.

     4.2. In addition to, and not in limitation of, any other term of this Loan Agreement or any other right or remedy hereunder or under any other Loan Document or in accordance with law, upon the occurrence of any Event of Default and during the continuance thereof:

           (a) the whole of the principal sum and accrued interest on the Note, and all other amounts owed to the Authority, at the option of the Authority and without notice, demand or legal process of any kind, shall become and be immediately due and payable;

           (b) the Authority may proceed to enforce the performance or observance of any obligations, agreements or covenants of the Borrower in this Loan Agreement or any of the other Loan Documents, and to collect the amounts then due and thereafter to become due;

           (c) in the event of a default under Section 4.1(j) of this Agreement, in addition to the other remedies available to the Authority under this Loan Agreement, the other Loan Documents, at law or in equity, the Authority shall be entitled to recover, in addition to all other sums due and owing, the seven and one-half percent (7.5%) penalty referenced in Section 3.19 of this Loan Agreement, which penalty shall be immediately due and payable.

     4.3. No failure to exercise or delay in exercising any right, power or remedy of the Authority under this Loan Agreement or any of the other Loan Documents shall operate as a waiver thereof, nor shall any partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The failure of the Authority to insist upon the strict observance or performance of any provision of this Loan Agreement or of any of the other Loan Documents shall not be construed as a waiver or relinquishment of such provision. The rights and remedies provided herein and in the other Loan Documents are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

     4.4. If the Authority should obtain a judgment because of a breach of any covenant contained in this Loan Agreement or any of the other Loan Documents, or a judgment because of a default in payment under the Notes, then interest shall accrue on said judgment at the interest rate set forth in the Notes or as is provided by statute, whichever rate shall be greater at that time.

                                    SECTION 5

                                  MISCELLANEOUS

     5.1. This Loan Agreement may not be modified or amended in any manner except in writing executed by all of the parties hereto.

     5.2. This Loan Agreement and any of the documents related hereto and the rights, duties or obligations thereunder may not be assigned by the Borrower without the written consent of the Authority.

     5.3. All warranties, representations and covenants made by the Borrower herein or in any of the other Loan Documents or any certificate or instrument delivered to the Authority in connection with the Loan shall be considered to have been relied upon by the Authority and shall survive until final and irrevocable payment in full of the Note and all other amounts owing under the Loan Documents.

     5.4. This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of each of the parties; PROVIDED, HOWEVER, that nothing in this provision shall imply that the Borrower has the right or authority to assign its rights, duties or obligations hereunder or under any of the Loan Documents. The provisions of this Loan Agreement are intended to be for the benefit of any and all holders, from time to time, of the Notes and shall be enforceable by any such holder.

     5.5. Whether or not the transactions contemplated hereby are consummated, the Borrower will pay all expenses in connection with the closing of the Loan, including the fees and disbursements of the Authority's special counsel.

     5.6. Any notice given to the Borrower pursuant hereto or pursuant to any of the Loan Documents may be served in person or by mail. Any such requirement shall be deemed met by any written notice personally served at the principal place of business of the Borrower, or at such other address as the Borrower shall notify the Authority, or mailed by depositing it in any post office station or letter box enclosed in a postage-paid envelope addressed to the Borrower at such principal office or other address. Any notice served upon the Authority or the Borrower under this Loan Agreement or any of the other Loan Documents shall be effective only upon receipt by the Authority or the Borrower, as the case may be.

     5.7. The Borrower agrees that the execution of this Loan Agreement and the other Loan Documents, and the performance of its obligations hereunder and thereunder, shall be deemed to have a Connecticut situs and the Borrower shall be subject to the personal jurisdiction of the courts of the State of Connecticut with respect to any action the Authority, its successors or assigns may commence hereunder or thereunder. Accordingly, the Borrower hereby specifically and irrevocably consents to the jurisdiction of the courts of the

State of Connecticut with respect to all matters concerning this Loan Agreement or any of the other Loan Documents, or the enforcement thereof.

     5.8. THE BORROWER ACKNOWLEDGES THAT THIS LOAN AGREEMENT AND THE UNDERLYING TRANSACTIONS GIVING RISE HERETO CONSTITUTE COMMERCIAL BUSINESS TRANSACTED WITHIN THE STATE OF CONNECTICUT. IN THE EVENT OF ANY LEGAL ACTION BETWEEN THE BORROWER AND THE AUTHORITY HEREUNDER, THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHTS WITH REGARD TO NOTICE, PRIOR HEARING AND ANY OTHER RIGHTS IT MAY HAVE UNDER THE CONNECTICUT GENERAL STATUTES, CHAPTER 903a AS NOW CONSTITUTED OR HEREAFTER AMENDED, OR OTHER STATUTE OR STATUTES, STATE OR FEDERAL, AFFECTING PREJUDGMENT REMEDIES, AND THE AUTHORITY MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT, INCLUDING, BUT NOT LIMITED TO, GARNISHMENT, ATTACHMENT, FOREIGN ATTACHMENT AND REPLEVIN, WITH RESPECT TO ANY TANGIBLE OR INTANGIBLE PROPERTY (WHETHER REAL OR PERSONAL) OF THE BORROWER TO ENFORCE THE PROVISIONS OF THIS AGREEMENT, WITHOUT GIVING THE BORROWER ANY NOTICE OR OPPORTUNITY FOR A HEARING.

     5.9. This Loan Agreement shall be governed by the laws of the State of Connecticut.

     IN WITNESS WHEREOF, this Loan Agreement has been duly signed, sealed and delivered by the Borrower and the Authority as of the date and year first above written.

                                       CONNECTICUT DEVELOPMENT AUTHORITY


                                       By: /s/ Brien T. Day
                                          ------------------------------
                                            Brien T. Day
                                            Its Vice President
                                            Duly Authorized

                                       FUELCELL ENERGY, INC.


                                       By: /s/ Christopher R. Bentley
                                          ------------------------------
                                            Christopher R. Bentley
                                            Its Executive Vice President
                                            Duly Authorized

                                    Exhibit A
                                    ---------

LIST OF DOCUMENTS

Loan Agreement

Promissory Note

Security Agreement

UCC-1 Financing Statements (Post-Closing)

Landlord Waiver and Consents (Post-Closing)

Certificate of the Secretary of the Borrower, certifying: (1) the accuracy of the Corporate Resolutions attached thereto; (2) that the Certificate of Incorporation attached thereto (certified by the Secretary of the State of Delaware) has not been amended and is in full force and effect; (3) that the Bylaws attached thereto are accurate and have not been amended and are in full force and effect; and, (4) that the named Officers signing any of the Loan Documents are incumbent and that their signatures are as shown. Attached should be copies of the Corporate Resolutions authorizing the Borrower to borrow the funds and to take all other actions necessary for the completion of the Loan and authorizing its Officers to execute all necessary documents on its behalf.

Certificate of Good Standing/Existence for the Borrower issued by the State of Delaware

Certificate of Existence for the Borrower issued by the State of Connecticut

Tax Clearance Letter (corporate/business tax and sales and use tax) from the State of Connecticut Department of Revenue Services for the Borrower (Post-Closing)

Labor Clearance Letter from the State of Connecticut Department of Labor for the Borrower

Opinion Letter of Borrower's Legal Counsel

Affirmative Action Plan Approval (Post-Closing)

Joint Statement

Copy of Borrower's most recent State of Connecticut Employee Quarterly Earnings Report, Form UC-5a

Financial Statements

Certificate of No Adverse Change

Certificate of Non-Relocation

Environmental Certificate and Indemnity Agreement

Prejudgment Remedy Waiver

Original Insurance Certificate (Post-Closing)

Copies of Purchase Orders for Equipment purchased with initial advance under Loan (Post-Closing)

A list of Other Machinery and Equipment, acceptable to the Authority, to be pledged to the Authority to secure the Loan, together with a copy of the 60-day liquidation value appraisal of such other machinery and equipment (Post-Closing)

                                  SCHEDULE 3.5
                                  ------------

                       Schedule of Permitted Indebtedness

         The Borrower's total indebtedness for borrowed money (which shall include the amount of indebtedness of third parties hereafter guaranteed by the Borrower as prescribed by Section 3.6, but shall exclude the Borrower's indebtedness to the Authority on account of the Loan and the Borrower's existing indebtedness (but not increases thereof) to First Union National Bank) shall not exceed the aggregate sum of $16,000,000.00 at any time outstanding.












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